EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

2001 AND RECORD DECEMBER 2001 LOAD FACTOR

HOUSTON, Jan. 2, 2002 - Continental Airlines (NYSE: CAL) today reported a 72.4 percent load factor for 2001, 2.1 points below last year's load factor. For December 2001, Continental reported record domestic, international and systemwide December load factors of 72.5, 73.0 and 72.7, respectively. The systemwide December load factor is 1.3 points above the previous record reported for December 2000.

Continental reported a record 82.9 percent on-time arrival rate and a record 99.8 percent completion factor for the month of December. For 2001, Continental's on-time arrival rate, which counts cancelled flights as delayed, was 80.7 percent and its completion factor was 97.6 percent. Excluding cancellations due to the events of Sept. 11 and subsequent schedule reduction, the on-time arrival rate was 82.2 percent and the completion factor was 99.2 percent.

Continental ended 2001 with cash and short-term investments of more than $1.1 billion, which includes $168 million of deferred transportation taxes.

In December 2001, Continental flew 4.5 billion revenue passenger miles (RPMs) systemwide and 6.2 billion available seat miles (ASMs), resulting in a traffic decrease of 10.6 percent and a capacity decrease of 12.3 percent versus December 2000. Domestic traffic was 2.9 billion RPMs, down 10.3 percent from December 2000, and domestic capacity was 4.0 billion ASMs, down 11.3 percent from last year.

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DECEMBER AND 2001 PERFORMANCE/PAGE 2

Lower year-over-year yields mitigated somewhat by higher load factors resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 14 and 16 percent for December 2001, as compared to December 2000. For the month of November 2001, RASM declined 17 percent as compared to November 2000.

Continental Express, a wholly owned subsidiary of Continental Airlines, reported a load factor of 62.3 percent for 2001 and a record 61.8 percent for December 2001. The 2001 load factor is essentially unchanged from the 2000 load factor, and the December 2001 load factor is 0.4 points above the previous record in December 2000. Continental Express flew 280.5 million RPMs and 454.0 million ASMs in December, resulting in a traffic increase of 11.3 percent and a capacity increase of 10.7 percent versus December 2000.

Weekly Statistics

The following table summarizes Continental's year-over-year load factor difference for the complete weeks of December 2001 on a same day-of-week basis.

PRELIMINARY YEAR-OVER-YEAR LOAD FACTOR DIFFERENCE

	Nov 26-Dec 2	Dec 3-9	Dec 10-16	Dec 17-23	Dec 24-30

Domestic	1.9 Points	1.1 Points	(2.6) Points	1.4 Points	(0.6) Points
International	(1.5) Points	(0.8) Points	0.6 Points	9.4 Points	0.5 Points
Total Jet	0.7 Points	0.4 Points	(1.5) Points	4.4 Points	(0.2) Points
Cont'l. Express	2.8 Points	3.1 Points	(2.0) Points	(0.6) Points	(2.4) Points

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DECEMBER AND 2001 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS
DECEMBER	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	2,881,575	3,212,474	(10.3) Percent

International	1,632,510	1,838,594	(11.2) Percent
Transatlantic	664,574	792,335	(16.1) Percent
Latin America	608,457	656,743	(7.4) Percent
Pacific	359,479	389,516	(7.7) Percent

Total Jet	4,514,085	5,051,068	(10.6) Percent

Cont'l. Express	280,527	251,958	11.3 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,972,405	4,479,466	(11.3) Percent

International	2,237,773	2,599,601	(13.9) Percent
Transatlantic	893,556	1,099,481	(18.7) Percent
Latin America	835,862	941,440	(11.2) Percent
Pacific	508,355	558,680	(9.0) Percent

Total Jet	6,210,178	7,079,067	(12.3) Percent

Cont'l. Express	454,029	410,250	10.7 Percent

PASSENGER LOAD FACTOR
Domestic	72.5 Percent	71.7 Percent	0.8 Points

International	73.0 Percent	70.7 Percent	2.3 Points
Transatlantic	74.4 Percent	72.1 Percent	2.3 Points
Latin America	72.8 Percent	69.8 Percent	3.0 Points
Pacific	70.7 Percent	69.7 Percent	1.0 Points

Total Jet	72.7 Percent	71.4 Percent	1.3 Points

Cont'l. Express	61.8 Percent	61.4 Percent	0.4 Points

CARGO REVENUE TON MILES (000)
Total	64,532	90,198	(28.5) Percent

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NOVEMBER 2001 PERFORMANCE/PAGE 4
FULL YEAR	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	38,143,130	39,448,149	(3.3) Percent

International	22,996,179	24,713,313	(6.9) Percent
Transatlantic	10,222,259	11,917,083	(14.2) Percent
Latin America	7,630,260	7,908,660	(3.5) Percent
Pacific	5,143,660	4,887,570	5.2 Percent

Total Jet	61,139,309	64,161,462	(4.7) Percent

Cont'l. Express	3,388,204	2,947,453	15.0 Percent

AVAILABLE SEAT MILES (000)
Domestic	52,534,699	53,384,029	(1.6) Percent

International	31,948,918	32,715,022	(2.3) Percent
Transatlantic	13,762,553	15,090,827	(8.8) Percent
Latin America	10,638,559	11,012,625	(3.4) Percent
Pacific	7,547,806	6,611,570	14.2 Percent

Total Jet	84,483,617	86,099,051	(1.9) Percent

Cont'l. Express	5,436,544	4,734,749	14.8 Percent

PASSENGER LOAD FACTOR
Domestic	72.6 Percent	73.9 Percent	(1.3) Points

International	72.0 Percent	75.5 Percent	(3.5) Points
Transatlantic	74.3 Percent	79.0 Percent	(4.7) Points
Latin America	71.7 Percent	71.8 Percent	(0.1) Points
Pacific	68.1 Percent	73.9 Percent	(5.8) Points

Total Jet	72.4 Percent	74.5 Percent	(2.1) Points

Cont'l. Express	62.3 Percent	62.3 Percent	- Points

CARGO REVENUE TON MILES (000)
Total	916,563	1,093,298	(16.2) Percent

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DECEMBER AND 2001 PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL RESULTS
DECEMBER	2001	2000	Change
On-Time Performance*	82.9 Percent	74.0 Percent	8.9 Points

Completion Factor**	99.8 Percent	97.6 Percent	2.2 Points

PRELIMINARY RASM CHANGE AND FUEL PRICE

December 2001 estimated year-over-year RASM Change			(14-16) Percent

December 2001 estimated average price per gallon of fuel, excluding fuel taxes			57 cents

* Department of Transportation Arrivals within 14 minutes

** System Mileage Completion Percentage

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